UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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Watsco, Inc.

(Name of Registrant as Specified In Its Charter)

Watsco, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 3, 2003

To the shareholders of Watsco, Inc.:

The 2003 annual meeting of shareholders of Watsco, Inc. will be held at the Four Seasons Hotel, 200 Boylston Street, Boston, Massachusetts, 02116 on Tuesday, June 3, 2003, at 9:00 a.m. local time, for the following purposes:

(1)  To elect two members to our Board of Directors to hold office until the 2004 annual meeting of shareholders, to elect one member to our Board of Directors to hold office until the 2005 annual meeting of shareholders and to elect three members to our Board of Directors to hold office until the 2006 annual meeting of shareholders or until their successors are duly elected and qualified, three of whom will be elected by the holders of common stock and three of whom will be elected by the holders of Class B common stock; and

(2)  To transact such other business as may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof.

All holders of record of shares of Watsco, Inc. stock (NYSE: WSO and AMEX: WSOB) at the close of business on April 10, 2003 are entitled to vote at the meeting and any postponement(s) or adjournment(s) of the meeting.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors

BARRY S. LOGAN, Secretary

Coconut Grove, Florida

April 30, 2003

This is an important meeting and all shareholders are invited to attend the meeting in person. Those shareholders who are unable to attend are respectfully urged to execute and return the enclosed proxy card as promptly as possible in the enclosed return envelope. No postage is required if mailed in the United States. Shareholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

PROXY STATEMENT

DATE, TIME AND PLACE OF ANNUAL MEETING

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Watsco, Inc. of proxies from the holders of our common stock, par value $.50 per share and our Class B common stock, par value $.50 per share for use at our 2003 annual meeting of shareholders to be held at the Four Seasons Hotel, 200 Boylston Street, Boston, Massachusetts, 02116 on Tuesday, June 3, 2003, at 9:00 a.m. local time or at any adjournment(s) or postponement(s) of the annual meeting.

This proxy statement and the enclosed form of proxy are being mailed to shareholders of common stock and Class B common stock on or about May 1, 2003. Shareholders should review the information provided in this proxy statement in conjunction with our 2002 Annual Report to Shareholders which accompanies this proxy statement.

Our principal executive offices are located at 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of 1) the election of directors and 2) any other matters that properly come before the meeting. In addition, management will discuss the performance of the Company and respond to questions from shareholders.

Who is entitled to vote at the meeting?

Only our shareholders of record at the close of business on April 10, 2003, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 22,336,679 shares of common stock outstanding (representing 27,487,729 shares issued less 5,151,050 shares held in treasury) and 3,574,013 shares of Class B common stock outstanding (representing 3,622,276 shares issued less 48,263 shares held in treasury), all of which are entitled to be voted at the annual meeting.

A list of shareholders will be available at our executive offices at 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133 for a period of ten days prior to the annual meeting and at the annual meeting itself for examination by any shareholder.

What are the voting rights of the holders of Watsco common stock and Class B common stock?

Holders of common stock are entitled to one vote per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 25 percent of our directors (rounded up to the next whole number), which presently equates to three directors. Holders of Class B common stock are entitled to ten votes per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 75 percent of our directors (rounded down to the next whole number), which presently equates to six directors. See “Election of Directors.”

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of common stock and Class B common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 22,336,679 shares of common stock outstanding and 3,574,013 shares of Class B common stock outstanding, all of which are entitled to be voted at the annual meeting.

As of the record date, our directors and executive officers and entities affiliated with these persons owned (i) common stock representing 4.1% of the outstanding shares of common stock and (ii) Class B common stock representing 85.7% of the outstanding shares of Class B common stock, together representing 54.3% of the aggregated combined votes of common stock and Class B common stock entitled to be cast at the annual meeting. Such persons and entities represent a majority of the combined voting power of the outstanding shares of stock on the record date and thus constitute a quorum and have informed us that they intend to vote all of their shares of common stock and Class B common stock in favor of all proposals set forth in the proxy statement.

What vote is required to approve each item?

For purposes of electing directors at the annual meeting, the nominees receiving the greatest numbers of votes of common stock and Class B common stock, voting as separate classes shall be elected as directors. The affirmative vote of a majority of votes of common stock and Class B common stock present, in person or by proxy at the annual meeting and voting together as a single class, is required for the approval of any other matter that may be submitted to a vote of our shareholders.

Prior to the annual meeting, we will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of common stock and Class B common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum but will not be counted as votes cast “for” or “against” any given matter. If less than a majority of the combined voting power of the outstanding shares of common stock and Class B common stock are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting from time to time without further notice.

What are the Board’s recommendations?

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (a) FOR the election of the respective nominees for director named in this proxy statement and (b) in favor of all other proposals described in the Notice of annual meeting or as may properly come before the annual meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification so made.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it in the self-addressed envelope, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes. The giving of a proxy does not eliminate the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, either in person at the annual meeting or by filing with our Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by us at or prior to the annual meeting.

Who pays for costs relating to the proxy statement and annual meeting of shareholders?

The cost of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy card is to be borne by us. In addition to the use of mail, our employees may solicit proxies personally and by telephone and facsimile. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

STOCK OWNERSHIP

Who are the largest owners of our stock? How much stock do our directors and executive officers own?

The following table shows information regarding the beneficial ownership of our common stock and Class B common stock by (i) each shareholder known by us to beneficially own more than 5% of any class of our voting securities, (ii) each of our directors and director nominees, (iii) each executive officer named in the Summary Compensation Table in “Executive Compensation,” and (iv) all directors and executive officers as a group. The table also shows, in the final column, the combined voting power of the voting securities on all matters presented to the shareholders for their approval, except for the election of directors and for such separate class votes as are required by Florida law. All information is as of the record date.

	Common Stock Beneficially Owned(2)		Class B Stock Beneficially Owned(2)		Combined Percent of Voting Securities(2)
Name and Address of Beneficial Owners(1)	Shares	Percent	Shares	Percent
Shareholders owning more than 5% of any class of common stock:
Merrill Lynch Investment Managers(3)	2,765,837	12.4%	—	—	4.8%
Rheem Manufacturing Company(4)	1,910,311	8.6	—	—	3.3
William Blair & Company, L.L.C.(5)	1,850,550	8.3	—	—	3.2
Dimensional Fund Advisors Inc.(6)	1,568,812	7.0	—	—	2.7
Directors and executive officers:
Alna Capital Associates(7)	240,277	1.1%	1,524,301	42.6%	26.7%
Albert H. Nahmad(8)	633,124	2.8	4,187,508	84.8	59.1
Roberto Motta(9)	271,740	1.2	139,723	3.9	2.9
Barry S. Logan(10)	238,364	1.1	110,000	3.0	2.3
Terrence C. Kelly(11)	59,476	*	60,000	1.7	1.1
Bob L. Moss(12)	82,891	*	—	—	*
Ana M. Menendez(13)	52,548	*	—	—	*
Paul F. Manley(14)	48,081	*	1,255	*	*
Cesar L. Alvarez(15)	25,313	*	—	—	*
George N. Fugelsang(16)	20,000	*	—	—	*
Victor Lopez(17)	20,000	*	—	—	*
William E. Graham(18)	—	*	—	—	*
Sherwood M. Weiser(19)	1,000	*	—	—	*
Frederick H. Joseph(20)	—	*	—	—	*
All directors and executive officers as a group (13 persons)(21)	1,452,537	6.3%	4,498,486	89.8%	63.6%

*	Less than 1%.
(1)	Unless otherwise indicated below, (a) the address of each of the beneficial owners identified is c/o Watsco, Inc., 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133 and (b) each person or group has sole voting and investment power with respect to all such shares.
(2)	Although each named person and all directors and executive officers as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of, exchange, or conversion of rights, and the Class B common stock is immediately convertible into common stock on a one-for-one basis, the number of shares set forth opposite each shareholder’s name does not include shares of common stock issuable upon conversion of our Class B common stock.

(3)	Based on Amendment No. 4, dated January 13, 2003, to Schedule 13G. The address of Merrill Lynch Investment Managers is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.
(4)	The address of Rheem Manufacturing Company is 405 Lexington Avenue, 22nd Floor, New York, New York 10174.
(5)	Based on Amendment, dated February 13, 2003, to Schedule 13G. The address of William Blair & Company, L.L.C. is 222 W. Adams Street, Chicago, Illinois 60606.
(6)	Based on Amendment, dated February 3, 2003, to Schedule 13G. The address of Dimensional Funds Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(7)	Alna Capital Associates (“Alna Capital”) is a New York limited partnership of which Mr. Nahmad owns a 43% interest and is the sole general partner. The address of Alna Capital is 505 Park Avenue, 16th Floor, New York, New York 10022.
(8)	Includes shares indicated as beneficially owned by Alna Capital. See footnote (7) above. The number of shares of common stock indicated also includes (i) 169,785 shares directly owned; (ii) 20,562 shares owned pursuant to the Watsco, Inc. Amended and Restated Profit Sharing Retirement Plan & Trust (“Profit Sharing Plan”); and (iii) 202,500 shares issuable upon exercise of presently exercisable options granted pursuant to our Third Amended and Restated 1991 Stock Option Plan (“1991 Plan”). The number of shares of Class B common stock indicated includes (i) 714,748 shares directly owned; (ii) 581,792 shares issued under Restricted Stock Agreements; (iii) 1,300,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (iv) 66,667 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Incentive Compensation Plan (“2001 Plan”).
(9)	The number of shares of common stock indicated includes (i) 254,865 shares owned by Republic Trading, Inc. of which Mr. Motta is a principal and (ii) 13,500 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (iii) 3,375 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan. The number of shares of Class B common stock indicates shares owned by Republic Trading.
(10)	The number of shares of common stock indicated includes (i) 18,640 shares directly owned; (ii) 88,750 shares issued pursuant to Restricted Stock Agreements; (iii) 1,599 shares owned pursuant to the Profit Sharing Plan; and (iv) 129,375 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan. The number of shares of Class B common stock indicated includes (i) 50,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; (ii) 10,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan; and (iii) 50,000 shares issued pursuant to a Restricted Stock Agreement.
(11)	The number of shares of common stock indicated includes (i) 33,500 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; (ii) 25,000 shares owned pursuant to Restricted Stock Agreements; and (iii) 976 shares owned pursuant to the Profit Sharing Plan. The number of shares of Class B common stock indicated includes (i) 10,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan; and (ii) 50,000 shares issued pursuant to a Restricted Stock Agreement.
(12)	The number of shares of common stock indicated includes (i) 62,016 shares directly owned; (ii) 4,000 shares owned by Mr. Moss’s spouse; and (iii) 13,500 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (iv) 3,375 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(13)	The number of shares of common stock indicated includes (i) 548 shares owned pursuant to the Profit Sharing Plan; (ii) 25,000 shares issued pursuant to Restricted Stock Agreements; (iii) 24,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (iv) 3,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.

(14)	The number of shares of common stock indicated includes (i) 1,248 shares owned by a trust; (ii) 13,500 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (iii) 33,333 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan. The number of shares of Class B common stock indicates shares owned by a trust.
(15)	The number of shares of common stock indicates shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.
(16)	The number of shares of common stock indicates shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(17)	The number of shares of common stock indicates shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(18)	Appointed as a director in December 2002.
(19)	The number of shares of common stock indicated are directly owned. Director nominee to be elected at 2003 annual meeting of shareholders.
(20)	Director nominee to be elected at 2003 annual meeting of shareholders.
(21)	Includes shares beneficially owned by directors and executive officers, as described in footnotes (7)-(20).

Compliance with Section 16(a) of the Securities Exchange Act of 1934—Beneficial Ownership

Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (SEC), the New York Stock Exchange and the American Stock Exchange. Officers, directors and greater than ten percent shareholders are required by the SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of these forms it has received, we believe that all of our officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2002.

Item 1.

ELECTION OF DIRECTORS

Who are the directors standing for election?

Our Amended and Restated Articles of Incorporation and Bylaws provide that our Board of Directors shall consist of not less than three nor more than nine members, and shall be divided, as nearly as possible, into three equal divisions to serve in staggered terms of office of three years. Upon election at the annual meeting, Messrs. Graham and Joseph will serve terms expiring at the 2004 annual meeting of shareholders or until their successors have been duly elected and qualified. Upon election at the annual meeting, Mr. Weiser will serve a term that expires at the 2005 annual meeting of shareholders or until his successor has been duly elected and qualified. Upon election at the annual meeting, Messrs. Lopez, Manley and Motta will serve terms expiring at the 2006 annual meeting of shareholders or until their successors have been duly elected and qualified.

Three directors are to be elected at the annual meeting by the holders of common stock voting separately as a class. Messrs. Lopez, Joseph and Weiser have been nominated as directors to be elected by the holders of common stock and proxies will be voted for Messrs. Lopez, Joseph and Weiser absent contrary instructions. Mr. Lopez has served as a director since November 2001.

Mr. Joseph, who is 66 years of age, has been a Managing Director of Morgan Joseph & Co. Inc., an investment banking firm, since 2001. From 1998 to 2001, Mr. Joseph served as Senior Advisor and Managing Director of ING Barings LLC, an investment banking firm. Mr. Joseph serves as a director of American Biltrite Inc. Mr. Joseph is subject to a 1993 consent decree with the SEC that bars him from being chairperson, chief executive officer or president of any broker, dealer, municipal securities dealer, investment adviser or investment company.

Mr. Weiser, who is 72 years of age, has served as the Chairman and CEO of Continental Companies and its affiliated companies, a privately held hotel company, since 1972. During this time, Mr. Weiser developed, owned and/or operated over 85 hotels throughout the United States, the Caribbean and Latin America. Mr. Weiser also serves as a director of Carnival Corporation, Mellon United National Bank, Wyndham International and Interstate Hotels & Resorts.

Three directors are to be elected at the annual meeting by the holders of Class B common stock voting separately as a class. Messrs. Graham, Manley and Motta have been nominated as directors to be elected by the holders of Class B common stock and proxies will be voted for Messrs. Graham, Manley and Motta absent contrary instructions. Mr. Graham was appointed as a director in December 2002 to fill the vacancy left by the death of Mr. David B. Fleeman. Messrs. Manley and Motta have served as directors since 1984 and 1975, respectively.

Each nominee has consented to serve as a director; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees, if any, and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

MANAGEMENT

Who are the directors and executive officers of the Company?

Name	Age	Position with the Company
Albert H. Nahmad	62	Chairman of the Board and President
Terrence C. Kelly	60	Executive Vice President
Barry S. Logan	40	Vice President—Finance and Secretary
Ana M. Menendez	38	Treasurer and Assistant Secretary
Cesar L. Alvarez	55	Director
George N. Fugelsang	61	Director
William E. Graham	50	Director
Victor Lopez	52	Director
Paul F. Manley	66	Director
Bob L. Moss	55	Director
Roberto Motta	89	Director

ALBERT H. NAHMAD has served as our Chairman of the Board and President since December 1973. Mr. Nahmad is the general partner of Alna Capital Associates, a New York limited partnership, which is the principal voting shareholder of the Company.

TERRENCE C. KELLY has served as Executive Vice President since February 2002. From 2000 to 2002, Mr. Kelly served as Vice President—Operations having served as Group Vice President in 1999 and 2000. From 1997 to 1999, Mr. Kelly served as President of Baker Distributing Company, one of our largest operating subsidiaries.

BARRY S. LOGAN has served as our Vice President—Finance and Secretary since 1997 and as Treasurer from 1996 to 1998. From 1992 to 1996, Mr. Logan served as our Controller. Mr. Logan is a certified public accountant.

ANA M. MENENDEZ has served as our Treasurer since 1998 and as Assistant Secretary since 1999. From 1997 to 1998, Ms. Menendez served as Chief Financial Officer and Secretary of Ezcony Interamerica, Inc., a publicly held distribution company. Ms. Menendez is a certified public accountant.

CESAR L. ALVAREZ has been a director since 1997. Mr. Alvarez has served as the President and Chief Executive Officer of the international law firm of Greenberg Traurig, P.A. since 1997. Prior to that time, Mr. Alvarez practiced law at Greenberg Traurig, P.A. for over 20 years. Mr. Alvarez also serves as a director of Pediatrix Medical Group, Inc., Atlantis Plastics, Inc., Texpack, N.V. and John S. and James L. Knight Foundation.

GEORGE N. FUGELSANG was appointed as a director in October 2001. Mr. Fugelsang served as Co-Chairman of Dresdner Kleinwort Wasserstein, North America from 2001 to 2002. From 1994 to 2000, Mr. Fugelsang held numerous other senior management positions at Dresdner, including President and Chief Executive Officer of Dresdner Kleinwort Benson North America, Inc.

WILLIAM E. GRAHAM was appointed as a director in December 2002. Mr. Graham has served as the President and Chief Executive Officer of the Graham Companies, a privately held residential and commercial property management company and other business interests in Florida and Georgia since 1987.

VICTOR LOPEZ was appointed as a director in November 2001. Mr. Lopez is the Divisional Vice President of Hyatt Hotels and Resorts and has served in various other capacities during the past 25 years at Hyatt.

PAUL F. MANLEY has been a director since 1984. Mr. Manley served as Executive Director of the law firm of Holland & Knight from 1987 to 1991. From 1982 to 1987, Mr. Manley served as Vice President of Planning at Sensormatic Electronics Corporation. Prior to 1982, Mr. Manley served as the Managing Partner of the Miami office of Arthur Young & Company.

BOB L. MOSS has been a director since 1992. Mr. Moss is President of Bob L. Moss & Associates, Inc., a consulting firm specializing in construction management and development. Mr. Moss previously served as Chairman of the Board and Chief Executive Officer of Centex Construction Group from 2000 to 2002, the largest domestic general building contractor in the nation. From 1986 to December 1999, Mr. Moss served as Chairman of the Board and Chief Executive Officer of Centex-Rooney Construction Company, Inc., Florida’s largest contracting organization.

ROBERTO MOTTA has been a director since 1975. Mr. Motta has been engaged as a private investor in various business activities for more than six years.

Our Amended and Restated Articles of Incorporation provide for the Board of Directors to have up to nine members, to be divided as nearly as possible in three equal divisions to serve in staggered terms of three years. The number of members comprising the Board of Directors presently is seven, one of who is a common stock director and six of whom are Class B common stock directors. Messrs. Motta (Class B), Fugelsang (Class B) and Lopez (common) serve until the 2003 annual meeting of shareholders. Messrs. Graham (Class B) and Moss (Class B) serve until the 2004 annual meeting of shareholders. Messrs. Alvarez (Class B) and Nahmad (Class B) serve until the 2005 annual meeting of shareholders. See “Election of Directors.”

How are directors compensated?

There are no arrangements or understandings with respect to the selection of officers or directors. We pay each director who is not an employee a $1,000 fee for each meeting of the Board of Directors attended and reimburse directors for their expenses in connection with their activities as directors. In connection with his role as Audit Committee Chairman, Mr. Manley receives an annual fee of $60,000 and is reimbursed for expenses associated with the performance of these activities. Our directors are also eligible to receive stock options under our 2001 Incentive Compensation Plan at the discretion of our Stock Option Committee. During 2002, Messrs. Manley, Moss and Motta each received a stock option grant of 3,375 shares. Also during 2002, Mr. Graham received a stock option grant of 20,000 shares in connection with his appointment to the Board of Directors.

How often did the Board meet during fiscal 2002?

During the fiscal year ended December 31, 2002, our Board of Directors took action by unanimous written consent two times and held five meetings. During 2002, no incumbent director other than Messrs. Moss and Motta attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board and (ii) the number of meetings of committees of the Board of Directors held during the period he served on these committees.

What committees has the Board established?

The Board of Directors has established four standing committees: (1) the Audit Committee, (2) the Compensation Committee, (3) the Nominating & Strategy Committee and (5) the Stock Option Committee.

Audit Committee

Messrs. Manley, Moss and Lopez are the current members of the Audit Committee, all of whom are independent as required by applicable listing standards of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 and applicable SEC rules. The committee held four meetings during 2002. All Audit Committee members possess the required level of financial literacy and at least one member of the Committee (Mr. Manley, the Audit Committee Chairman) meets the current standard of requisite financial management expertise as required by NYSE and applicable SEC rules and regulations. The SEC recently adopted a rule requiring disclosure concerning the presence of at least one “audit committee financial expert” (a newly defined term) on audit committees. Upon effectiveness of the rule, this disclosure will be required to be included in our Annual Report on Form 10-K for our fiscal year ending December 31, 2003 or in the proxy statement for our 2004 annual meeting of shareholders.

The Audit Committee’s functions include overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, the selection and qualifications of our independent auditors, and the performance of our internal audit function and controls regarding finance, accounting, legal compliance and ethics that management and our Board of Directors have established. In this oversight capacity, the Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by our internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.

The Audit Committee operates under a formal charter that governs its duties and conduct. The Audit Committee Charter has been revised to incorporate additional concepts proposed in the NYSE proposed rules and applicable SEC rules and regulations. A copy of the charter is attached to this proxy statement as Appendix A.

Ernst & Young LLP, our independent auditors, report directly to the Audit Committee.

The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted there under, meets with management and the auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies, if any, in the design or operation of internal controls.

The Audit Committee has adopted procedures for dealing with reported violations of Watsco’s Employee Code of Business Ethics and Conduct and Code of Conduct for Senior Executives to enable confidential and anonymous reporting of improper activities to the Audit Committee. See “Employee Code of Business Ethics and Conduct” section for further information.

Compensation Committee

Messrs. Manley and Graham are currently members of the Compensation Committee, which held four meetings during 2002. The Compensation Committee reviews and determines the compensation of our executive officers and administers with respect to our executive officers our Third Amended and Restated 1991 Stock Option Plan, 2001 Incentive Compensation Plan and Employee Stock Purchase Plan. The Compensation Committee operates under a formal charter that governs its duties and conduct. The Compensation Committee Charter has been revised to incorporate additional concepts proposed in the NYSE proposed rules and applicable SEC rules and regulations. A copy of the charter is attached to this proxy statement as Appendix B.

Nominating & Strategy Committee

Messrs. Nahmad and Alvarez are the current members of the Nominating & Strategy Committee. The Nominating & Strategy Committee is responsible for (a) establishing procedures for the selection and retention of members of the Board of Directors, (b) evaluating Board nominees and members and (c) recommending nominees.

Stock Option Committee

Messrs. Moss and Alvarez are the current members of the Stock Option Committee, which took action by unanimous written consent one time during 2002. The Stock Option Committee administers with respect to all of our employees, excluding our executive officers, our stock option plans and has the power and authority to (a) determine the persons to be awarded options and the terms thereof pursuant to the terms of the plans and (b) construe and interpret our stock option plans.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company’s financial reporting process and compliance with legal and regulatory requirements. The Board of Directors, in its business judgment, has determined that each current member of the Audit Committee is “independent”, as required by applicable listing standards of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 and applicable SEC rules.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Company’s Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In response to the changing regulatory and business environment, upon recommendation of the Audit Committee, in October 2002, the Board of Directors unanimously approved adoption of the revised Audit Committee Charter which is attached to this proxy statement as Appendix A.

In this context, the Audit Committee has met and held discussions with management and the Company’s internal and independent auditors. The Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from the Company and management, including matters in the written disclosures provided by the independent auditors to the Audit Committee as required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The Audit Committee has discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee has met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. The Audit Committee has also approved, subject to stockholder ratification, the selection of the Company’s independent auditors.

AUDIT COMMITTEE:

Paul F. Manley, Chairman

Bob L. Moss

Victor Lopez

EXECUTIVE COMPENSATION

The following table sets forth for the fiscal years ended December 31, 2000, 2001 and 2002, the aggregate compensation paid to our Chief Executive Officer and each of our other executive officers whose total annual salary and bonus for the 2002 fiscal year was $100,000 or more.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation(1)	Restricted Stock Awards(2)	Number of Stock Options	All Other Compensation(3)
Albert H. Nahmad	2002	$749,630	$1,250,000	$95,242	$241,696	—	$3,000
Chief Executive Officer	2001 2000	769,024 742,632	— 500,000	— —	1,300,000 569,625	$100,000 200,000	2,542 2,550

Terrence C. Kelly	2002	$321,444	$200,000	—	—	—	$3,000
Executive Vice President	2001 2000	381,430 193,727	— 125,000	— —	605,000 115,000	$50,000 50,000	2,542 2,550

Barry S. Logan	2002	$275,366	$150,000	—	—	—	$3,000
Vice President-Finance and Secretary	2001 2000	261,565 209,087	— 125,000	— —	580,000 183,750	$50,000 75,000	2,542 2,550

Ana M. Menendez	2002	$132,706	$50,000	—	—	—	$2,754
Treasurer and Assistant Secretary	2001 2000	117,388 112,181	50,000 30,000	— —	124,500 98,000	$15,000 15,000	2,513 2,146

(1)	For Mr. Nahmad, other annual compensation in 2002 includes $51,658 related to use of our aircraft pursuant to his Employment Contract and $43,584 relates to health and life insurance benefits paid by our Company. For Mr. Kelly, Mr. Logan and Ms. Menendez, other annual compensation does not exceed the lesser of $50,000 or 10% of such officer’s salary and bonus for any of the years reported.
(2)	In 2002, Mr. Nahmad was awarded 14,560 shares of Class B common stock pursuant to the performance goals included in Mr. Nahmad’s Employment Agreement. At December 31, 2002, the aggregate value of all shares of restricted stock held by Messrs. Nahmad, Kelly and Logan and Ms. Menendez was $6,964,696, $1,239,500, $2,283,725 and $409,500, respectively. Significant restriction periods apply to these awards of restricted stock. With regard to the grant made in 2002 to Mr. Nahmad, such restrictions, absent his death or disability or a change in control of the Company, lapse in 11 years. Individuals are entitled to voting rights and to receive dividends on restricted stock awards.
(3)	These amounts represent our contribution to the Profit Sharing Plan. The Profit Sharing Plan is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

The following table sets forth certain information concerning stock options exercised in 2002 and unexercised stock options held by our executive officers as of December 31, 2002.

Name	Number of Shares Acquired on Exercise(1)	Value Realized(2)	Number of Unexercised Options Held at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(5)
			Exercisable(3)	Unexercisable(4)	Exercisable	Unexercisable
Albert H. Nahmad	873,565	$11,492,280	1,569,167	33,333	$7,716,010	$176,665
Terrence C. Kelly	23,000	138,540	33,500	71,000	63,180	453,780
Barry S. Logan	33,750	384,413	168,375	91,000	681,325	546,913
Ana M. Menendez	—	—	27,000	28,000	89,070	127,430

(1)	Represents 217,970 shares of common stock and 655,595 shares of Class B common stock for Mr. Nahmad and shares of common stock for Messrs. Kelly and Logan.
(2)	Value is calculated by multiplying the difference between the market price and exercise price on the date of the exercise of the option and the number of shares of common stock or Class B common stock acquired upon exercise of the option.
(3)	Represents options as to 202,500 shares of common stock and 1,366,667 shares of Class B common stock for Mr. Nahmad, 23,500 shares of common stock and 10,000 shares of Class B common stock for Mr. Kelly, 108,375 shares of common stock and 60,000 shares of Class B common stock for Mr. Logan and common stock for Ms. Menendez.
(4)	Represents options as to Class B common stock for Mr. Nahmad, 31,000 shares of common stock and 40,000 shares of Class B common stock for Mr. Kelly, 51,000 shares of common stock and 40,000 shares of Class B common stock for Mr. Logan and common stock for Ms. Menendez.
(5)	The closing price of our common stock and Class B common stock on December 31, 2002 was $16.38 and $16.60, respectively. Value is calculated by multiplying (a) the difference between the closing sales price and the option exercise price by (b) the number of shares of common stock or Class B common stock underlying the option.

What other compensation arrangements does the Company have with its executive officers?

Employment Agreement

In February 2003, we amended and renewed an employment agreement with Mr. Nahmad, dated January 31, 1996. Under the terms of the employment agreement, Mr. Nahmad shall be employed as our President and Chairman of the Board at an annual salary of not less than $850,000 and is entitled to an annual incentive award in accordance with the 2001 Incentive Compensation Plan, a grant of 100,000 shares of restricted stock subject to certain significant restrictions and certain fringe benefits. A portion of Mr. Nahmad’s compensation is determined in accordance with an incentive plan which is attached to and incorporated in his employment agreement. The incentive plan operates such that in each year in which Mr. Nahmad’s employment agreement is in effect, not later than 90 days after the end of the prior year, the Compensation Committee and Mr. Nahmad will mutually agree upon the performance based compensation which Mr. Nahmad will earn for the applicable year, if we achieve agreed upon benchmarks which are incorporated into the employment agreement via annual amendments. The benchmarks are measured by reference to either income before taxes, net income, earnings per share or common stock price. The incentive plan is administered by the Compensation Committee.

Reverse Split Dollar Agreement

Messrs. Nahmad and Logan participate in reverse split dollar insurance programs which provide us limited interests in the insurance policies, including death benefits aggregating approximately $6.8 million plus any prepaid and unearned premiums. Under the insurance program, Messrs. Nahmad and Logan retain all incidents of ownership in excess of our limited interests.

Key Executive Deferred Compensation Agreement

The Company entered into a Key Executive Deferred Compensation Agreement on January 31, 1983 with Mr. Nahmad that provides benefits to Mr. Nahmad or his family upon disability, death or retirement or upon change in control of the Company. The minimum monthly benefit payable under the plan is based on Mr. Nahmad’s length of service to age 65 and is the lesser of one-twelfth (1/12) of 10% of (i) $727,000 plus certain amounts accrued for each year of service, or (ii) his maximum annual salary prior to the event triggering payment of benefits. The estimated minimum annual benefits payable to Mr. Nahmad upon retirement at age 65 and the service to us that will have been completed by him are $72,700 and 33 years, respectively.

Report of the Compensation Committee

The following represents the Report of the Compensation Committee and Stock Option Committee relative to executive compensation:

The Company’s executive compensation programs are based on three components: base salary, annual incentives and long-term compensation; each intended as an important piece of the overall compensation philosophy.

Base salary is used to attract and retain the Company’s key executives and is calculated using comparisons with the Company’s industry competitors and/or companies of similar market value. Salaries are reviewed by the Compensation Committee on an annual basis.

Annual incentives are a significant component of executive compensation, reflecting the Company’s belief that management’s contribution to long-term shareholder returns (via increasing stock prices and dividends) comes from maximizing earnings and the potential of the Company. The Company’s Chief Executive Officer has an annual incentive opportunity based upon the increase in the earnings per share and stock price or, in earlier years, the pre-tax earnings of the Company. By its extensive reliance on this incentive compensation system, which has been employed by the Company for the Chief Executive Officer for more than ten years, the Company links a substantial portion of the Chief Executive Officer’s annual pay directly to profits. As a result of this approach, the Company’s Chief Executive Officer’s total compensation is likely to vary from year to year more significantly than the pay of executives of many of the Company’s competitors. This philosophy is essential to an entrepreneurial business such as the Company’s business. Certain other executive officers and employees have their pay levels set primarily in relation to comparisons to similar executives of competitors, with additional annual incentives based on the attainment of specific objectives supporting the overall goals of the Company.

As discussed in more detail below, Mr. Nahmad and other key executives of the Company received a significant portion of their total compensation through incentive and other forms of long-term compensation. In February 2003, the Compensation Committee renewed and amended the employment agreement between the Company and Mr. Nahmad.

In order to promote an increase in net worth of the Company, maximize the return to shareholders and effectively motivate senior management, the executive compensation philosophy of the Company has been to link compensation with Company performance. Therefore, Mr. Nahmad has received 43% of his aggregate cash compensation during the last three years from incentives. The Committee believes that this represents evidence of the strong and explicit link between executive compensation and the creation of long-term shareholder value.

In terms of long-term compensation, management incentives generally are provided to the Company’s executives through annual grants of stock options and awards of restricted stock to retain and motivate executives to improve the Company’s stock value. Stock options have been granted at an exercise price equal to the closing price of the Company’s common stock or Class B common stock as reported by the New York Stock Exchange and the American Stock Exchange, respectively, on the day prior to the date of grant. Accordingly, grants of stock options will produce value only if there are increases in the underlying stock price. The Company provides no defined benefit pension plan or supplemental executive retirement plan but does provide a 401(k) plan for all of its employees employed for at least one year.

The Company provides certain executives awards of restricted stock that are designed to focus such executives on the long-term performance of the Company for the duration of their careers. Grants of restricted stock are subject to forfeiture until certain specified dates (generally, the employees’ retirement age), death, disability or a change in control. These features result in the Company’s ability to retain, throughout their entire careers, those individuals who are key to the creation of shareholder value. During 2002, Mr. Nahmad was granted 14,560 shares of restricted Class B common stock in accordance with his employment agreement.

Decisions with regard to compensation of the Company’s executives are made by the two-member Compensation Committee, which has meetings at least once a year and is called upon to meet more often when the need arises. Decisions with regard to awards of restricted stock and stock options for all employees of the Company are made by the two-member Stock Option Committee, which is called upon to meet when the need arises. Each member of the Committees is a non-employee director. The executive compensation practices of the Company are constantly re-evaluated to ensure their relevance, their support of the strategic goals of the Company and their contribution to the creation of long-term shareholder value.

The above Committees’ Report to Shareholders of the Compensation and Stock Option Committees and the Company’s Common Stock Price Performance Graph which follows shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a public company’s deduction for compensation to any one employee in excess of $1 million per year unless the compensation is pursuant to a plan approved by the public company’s shareholders.

COMPENSATION AND STOCK OPTION

    COMMITTEES

COMPENSATION COMMITTEE:

Paul F. Manley, Chairman

William E. Graham

STOCK OPTION COMMITTEE:

Bob L. Moss, Chairman

Cesar L. Alvarez

April 30, 2003

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2002 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in thousands)		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a) (in thousands)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,714,113		$12.13	2,227,733	(2)
Equity compensation plans not approved by security holders	—	(1)	—	—

Total	3,714,113		$12.13	2,227,733

(1)	Does not include 211,250 shares of restricted common stock and 505,000 shares of restricted Class B common stock granted to certain of our employees prior to the adoption of the 2001 Incentive Compensation Plan.
(2)	Does not include 189,733 shares reserved for issuance under our Employee Stock Purchase Plan (“ESPP”). An aggregate of 52,795 shares of common stock was purchased under the ESPP in 2002.

WATSCO, INC. COMMON STOCK PRICE PERFORMANCE

The following graph compares the cumulative total shareholder return of Watsco, Inc. common stock and Class B common stock, based on their market prices and assuming reimbursement of dividends, with (i) the S&P Small-Cap 600 Index, (ii) the AMEX Market Index and (iii) a Peer Group Index.

The Peer Group Index is comprised of the following publicly traded companies: Hughes Supply, Inc., Noland Company and ACR Group, Inc.

The line graph assumes that $100 was invested on January 1, 1998 in our common stock and Class B common stock, Peer Group Index, the S&P Small-Cap 600 Index and the AMEX Market Index.

The closing price of our common stock and Class B common stock on December 31, 2002 was $16.38 and $16.60, respectively. As of the record date, the closing price of our common stock and Class B common stock was $15.00 and $14.95 per share, respectively. The stock price performance of Watsco, Inc. common stock and Class B common stock depicted in the graph above represents past performance only and is not necessarily indicative of future performance.

The Report of the Compensation Committee and the Report of the Audit Committee and the Performance Graph included in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate the reports or the performance graph by reference in that filing.

CORPORATE GOVERNANCE

We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. In addition, the New York Stock Exchange and American Stock Exchange have recently proposed changes to their corporate governance and listing requirements.

Many of the requirements of the Sarbanes-Oxley Act and the proposed NYSE and AMEX rules are subject to final SEC action and, therefore, have not yet become effective (or, in some cases, their transitional provisions had not yet expired) as of the date of this proxy statement. Nevertheless, the Board of Directors has initiated actions consistent with certain of the proposed rules.

EMPLOYEE CODE OF BUSINESS ETHICS AND CONDUCT

We maintain an Employee Code of Business Ethics and Conduct that is applicable to all employees. Additionally, we maintain a Code of Conduct for Senior Executives that is applicable to members of our Board of Directors, executive officers and senior operating and financial personnel, including provisions applicable to our senior financial officers consistent with the Sarbanes-Oxley Act of 2002. Violations under either code of conduct must be reported to the Audit Committee. See Appendix C for the Employee Code of Business Ethics and Conduct and Appendix D for the Code of Conduct for Senior Executives.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 15, 2002, we granted Mr. Logan, our Vice President—Finance, a loan in the amount of $160,000 for the purchase of a primary residence. The loan bears interest at 5%, payable annually, and matures on April 15, 2007. The loan was approved by the Compensation Committee of our Board of Directors and was made on substantially the same terms as those prevailing at the time for comparable transactions with unrelated persons and does not involve more than normal risk of collectibility. We have complied with and will operate in a manner consistent with legislation enacted in July 2002 prohibiting extensions of credit in the form of a personal loan to or for our directors and executive officers.

Mr. Alvarez, a director, is the President and Chief Executive Officer of Greenberg Traurig, P.A., which serves as one of our outside legal counsels and receives customary fees for legal services. During 2002, we paid this firm $43,346 for services performed. We currently anticipate that this arrangement will continue.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The firm of Ernst & Young LLP, independent certified public accountants, has been our auditor since 2002 and has advised us that the firm does not have any direct financial interest or indirect financial interest in the Company or any of its subsidiaries.

On May 22, 2002, our Board of Directors of the Company and our Audit Committee dismissed Arthur Andersen LLP as our independent public accountants and engaged Ernst & Young LLP to serve as our independent public accountants for the fiscal year 2002.

Andersen’s reports on our financial statements for the fiscal years ended 2001 and 2000, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2001 and 2000, and the interim period between December 31, 2001 and May 22, 2002, there were no disagreements between us and Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Andersen’s satisfaction, would have caused it to make a reference to the subject matter of the disagreements in connection with their reports on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K. We previously provided Andersen with a copy of the foregoing disclosures, and a letter from Andersen, dated May 29, 2002, stating its agreement with such statements was filed as an Exhibit 16.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2002 and is incorporated in this proxy statement by reference.

During the years ended December 31, 2001 and 2000 and through May 22, 2002, we did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

The table below summarizes the fees billed by our independent certified public accountants for the fiscal years ended December 31, 2002 and 2001.

Year	Audit	Audit Related	Tax	All Other	Total
2002	$386,010	$10,000	$388,865	—	$784,875
2001	382,923	10,000	520,327	$100,000	1,013,250

Audit fees represent fees for professional services rendered for the audit of our annual financial statements and the reviews of the interim financial statements included in our Forms 10-Q. Audit related fees represent professional services related to the audit of the Watsco, Inc. 401(k) Profit Sharing and Retirement Plan. Audit and audit related fees were billed by Ernst & Young LLP in 2002 and Arthur Andersen LLP in 2001.

Tax fees represent professional services related to tax compliance and consulting services billed by Ernst & Young LLP in 2002 and 2001.

All other fees represent professional services billed by Ernst & Young LLP related to due diligence advisory services performed in connection with a contemplated acquisition.

The Audit Committee has considered the compatibility of the provision of services covered by the two preceding paragraphs with the maintenance of the principal accountant’s independence from the Company and has determined that the provision of such services is not incompatible with the maintenance of such independence.

The Audit Committee annually reviews the performance of the independent auditors and the fees charged for their services.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for consideration at our 2004 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934. To be eligible for inclusion in the proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by the Corporate Secretary no later than January 2, 2004. Any shareholder proposal submitted other than for inclusion in the proxy materials for that meeting must be delivered to the Company no later than March 17, 2004, or such proposal will be considered untimely. If a shareholder proposal is received after March 17, 2004, we may vote in our discretion as to the proposal all of the shares for which the Company has received proxies for the 2004 annual meeting of the shareholders.

By Order of the Board of Directors

BARRY S. LOGAN, Secretary

Coconut Grove, Florida

April 30, 2003

WATSCO, INC.

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee (the “Committee”) shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: (1) the integrity of the Company’s financial statements, (2) the financial reporting process, (3) the systems of internal accounting and financial controls, (4) the performance of the Company’s internal audit function and independent auditors, (5) the independent auditor’s qualifications and independence and (6) the Company’s compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communications between the Committee, independent auditors, the internal auditors, and management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties.

DUTIES AND RESPONSIBILITIES

The Committee’s duties and responsibilities are as follows:

General—

To provide oversight to the financial reporting function of the Company by:

1)	Influencing, as necessary, the overall “tone” for quality financial reporting, sound internal controls and ethical behavior.

2)	Overseeing the business risk management process that identifies, measures and prioritizes business and financial reporting risks and monitors the effectiveness of the control and risk management processes established to manage those risks.

3)	Being involved with all of the professionals (management along with the internal and independent auditors) responsible for financial reporting and internal control; actively reviewing and assessing the scope of their work and the quality of their performance.

4)	Engaging in meaningful discussions with the independent auditors and with management about the quality, not just acceptability, of financial reporting decisions and judgments.

5)	Exercising exclusive authority for retention, compensation and oversight of the external auditor.

6)	Overseeing the Company’s financial reporting process on behalf of the Board and reporting the results of their activities to the Board.

Specific—

The Committee is responsible each year to:

1)	Pre-approve all audit services (including comfort letters, consents, statutory audits, etc.)

2)	Discuss any relevant matters with the independent auditors.

3)	Resolve all disagreements between management and the external auditor regarding financial reporting.

4)	Establish and maintain procedures for addressing “whistleblower” complaints received by the Company as to possible accounting irregularities, fraud, internal controls and the audit process and the confidential anonymous submission by employees regarding questionable accounting or auditing matters.

5)	Discuss with management and the external auditors, the Company’s assessment of the effectiveness of the Company’s internal control structure and procedures.

6)	Meet periodically with the Company’s “disclosure swat team,” if such a group is established.

7)	Establish and oversee the Company’s Code of Conduct for Senior Executives.

8)	Oversee the activities of the Company’s internal audit department.

9)	Prior to issuance, review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

10)	Review and approve in advance any related party transactions.

11)	Assure hiring policies for employees and former employees of the independent auditors meet the SEC regulations and stock exchange listing standards.

12)	Review interim financial statements and disclosures under management’s discussion and analysis of financial condition and results of operations with management and the independent auditors prior to the filing of the Company’s quarterly report on form 10-Q. Also the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards (“GAAP”). The Chairperson of the Committee may represent the entire committee for the purpose of the review.

13)	Receive from the independent auditors at least annually in connection with the audit a written statement regarding relationships and services, which may affect objectivity and independence. At least quarterly receive from the independent auditors a) an assessment of the critical accounting policies and practices used by the Company, b) all alternative treatments of financial information within GAAP that have been discussed with management (including the effect thereof and the treatment preferred by the independent auditor), c) a description of any disagreements between management and the independent auditor and d) any other material written communications between management and the external auditor (i.e. Management letters and schedules of unadjusted differences).

14)	Receive from the external auditors their attestation to the management internal control assessment.

15)	Receive from the external auditors any matter raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

16)	Receive from the CEO and CFO a certification as to any significant deficiencies or material weaknesses in the Company’s internal controls and with respect to any possible internal fraud or accounting irregularities.

17)	Receive corporate attorney’s reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

18)	Prepare the report to be included in the Company’s annual proxy statement, as required by SEC regulations.

19)	Perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

20)	Review this document at least annually and renew approval by the Board of Directors.

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

INDEPENDENT AUDITOR SELECTION

The Committee shall have exclusive authority and responsibility to select, evaluate, compensate and replace (to the exclusion of management, the full Board and the shareholders) the independent auditor.

NON-AUDIT SERVICES

The Chairperson of the Committee or his designee must approve all clearly non-prohibited non-audit services before such services are begun. The Chairperson of the Committee or his designee shall present such decision to the Audit Committee at its next scheduled meeting.

PROHIBITED NON-AUDIT SERVICES

The following non-audit services are prohibited from being rendered by the Company’s independent auditors:

1)	Financial information system design and implementation,

2)	Bookkeeping,

3)	Legal and expert services,

4)	Internal audit outsourcing services,

5)	Appraisal/valuation services,

6)	Fairness opinions,

7)	Actuarial services,

8)	Human resources services and

9)	Management services.

ACCOUNTABILITY

The committee shall assure that the independent auditors are aware that they are ultimately responsible to the Audit Committee.

STRUCTURE

The Audit Committee of the Board shall be made up of at least the minimum number of members specified, from time to time, by the New York Stock Exchange, Inc., (“NYSE”), the American Stock Exchange (“AMEX”) and/or the Securities and Exchange Commission (“SEC”).

The Committee may have a Vice Chairperson.

RESOURCES

The Committee shall have full authority to retain and compensate independent counsel and other professional advisors to assist in discharging the committee’s functions.

PROCESS

The Committee shall carry out its responsibilities by use of both the internal audit department of the Company and the Company’s independent auditors to determine both the adequacy of the Company’s internal control systems and the internal control environment at the Company including its various subsidiaries. It is recognized that because this is a continuing process, the Committee cannot meet each time a decision must be made in dealing with the internal or independent auditors or management. The authority to make such decisions is, therefore, delegated to the Chairperson of the Committee. It shall be the Chairperson’s responsibility to at all times involve the other members of the Committee in any actions he or she deems material. The Chairperson shall either promptly mail (or e-mail) to the other committee members a description of all actions he takes between meetings or shall at the meeting following any action he has taken independently between meetings, fully bring all other members up to date. The Chairperson shall make no decisions on matters which he believes are material matters without the concurrence of the vice-chairperson. The full Committee shall meet as needed, by telephone or in person, but at least twice per year.

Those members of the Committee attending a previously scheduled meeting of the Committee shall constitute the Committee for purposes of conducting Committee business.

DOCUMENT REVIEW

The Committee shall review all SEC, NYSE or AMEX filings containing financial statements or financial information before such documents are filed.

DOCUMENT RETENTION

The Chairperson of the Committee shall retain one copy of all documents for six years.

MEMBERSHIP REQUIREMENTS

All members of the Committee shall be financially literate and meet the integrity and independence requirements established from time to time by the NYSE, AMEX and SEC and determined by the Watsco Board to be independent. Members shall not be considered independent if they accept any consulting, advisory, or other compensatory fee from the Company, or are an affiliated person of the Company or its subsidiaries. At least one member of the Committee must be determined by the Board to be a financial expert. See “Exhibit A” for a definition of “financially literate” and “expert”

Adopted by the Board of Directors on October 28, 2002

EXHIBIT A

Definition of “financial literacy”

a)	A basic understanding of fundamental financial statements

b)	An understanding of the Company’s financial statements

c)	An up to date knowledge of the industry, and general accounting and auditing developments that can affect the Company’s operations and financial statements

Criteria for “expert”—Sec 407 Sarbanes-Oxley Act

1)	An understanding of generally accepted accounting principles and financial statements

2)	Experience in:

a.	The preparation or auditing of financial statements of generally comparable issuers and

b.	The application of such principles in conjunction with the accounting for estimates, accruals and reserves.

3)	Experience with internal accounting controls and

4)	An understanding of audit committee functions

Adopted June 5, 2000

Amended on March 4, 2002

Amended and Adopted by the Board on October 28, 2002

WATSCO, INC.

COMPENSATION COMMITTEE CHARTER

The Compensation Committee is the arm of the Board of Directors which has been delegated the board’s responsibility to the shareholders to determine a fair and just compensation (short, intermediate and long-term) for the Company’s CEO and its’ principal executive officers.

SCOPE OF RESPONSIBILITY

The Compensation Committee’s responsibilities are as follows:

General—

1)	To fairly and justly determine short, intermediate and long-term compensation for the CEO and the principal executive officers (Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”) and Treasurer).

2)	The Compensation Committee shall constantly reevaluate its executive compensation practices to assure the fairness, relevance, support of the strategic goals of the Company and contribution to the creation of long-term shareholder value.

3)	Such compensation should take into consideration that Watsco attempts to secure and retain the services of above average personnel.

4)	Overall compensation shall be based upon three components – base salary, annual or intermediate incentives and long-term compensation. Each component is intended as an important piece of an overall compensation package.

5)	A significant portion of the executive’s total compensation shall be through incentive and other forms of longer-term compensation linked to Company performance and the creation of shareholder value.

6)	The Compensation Committee shall recommend stock option awards for these executives to the stock option committee whose responsibility it is to review, approve and issue such awards, if they are in agreement.

Specific—

The Compensation Committee is responsible each year to:

1)	By March 30 of each year determine with the CEO his base salary and incentive compensation for that year so that such compensation will qualify under IRS Section 162(m).

2)	Review and approve, in advance, any changes to the compensation of the principal executive officers (EVP, CFO and Treasurer).

STRUCTURE

The Compensation Committee shall be made up of not less than two Watsco directors appointed annually by the Watsco Board of Directors. The Watsco Board of Directors shall appoint the chairperson of the Compensation Committee.

B-1

PROCESS

The Compensation Committee shall carry out its responsibilities primarily through its chairperson who shall formulate a fair and equitable compensation proposal for the CEO, review that proposal with the other committee members and the CEO of the Company and obtain the CEO’s agreement as to his compensation for the year.

For the compensation of the EVP, the CFO and the Treasurer, the chairperson of the Compensation Committee shall discuss with the CEO the performance of the three individuals (EVP, CFO and Treasurer) and approve their compensation packages after discussion and agreement with the other member of the Compensation Committee. Such compensation packages shall consider short, intermediate and long-term incentives.

The Compensation Committee will issue a certificate to the Company each year computing the amount of incentive compensation earned by the CEO during the prior year so that such compensation can be paid under Section 162(m) of the Internal Revenue Code of 1986.

The Compensation Committee will meet as needed, either in person or by phone, but at least twice per year.

MEMBERSHIP REQUIREMENTS

All members of the Compensation Committee must meet the independence requirements established from time to time by the NYSE and the AMEX.

Adopted by the Board October 28, 2002

B-2

EMPLOYEE CODE

OF BUSINESS ETHICS AND CONDUCT

Watsco Employee Code October, 2002

CODE OF CONDUCT

Introduction

This document is the Code of Business Ethics and Conduct (“Code”) for all Watsco (Watsco and all of its’ business units) employees. It is designed to reaffirm and further implement Watsco’s standing policy of strict observance of all laws and ethical standards. This Code is intended to influence how each employee operates in the work place and to identify areas where, if additional guidance is needed, such guidance can be received.

Integrity

Watsco strives to achieve and maintain the highest ethical standards in all of its actions. As a company, Watsco has, during its’ life strived to deal fairly with its’ vendors, employees, lenders, investors and the general public. This manner of operation has earned Watsco a reputation as an honest and ethical organization. It is Watsco’s objective to assure that all employees continue to uphold its standards. To assure that happens, all employees need to be aware of the Company’s policy regarding business ethics and conduct.

Employees are always expected to comply with all applicable laws. In this Code we cite several areas where our policies are clear and employees are expected to comply fully with such policies. It is not possible, however, to list all of the various situations in which questions of business ethics and conduct might arise. Business ethics can be subjective. Some issues will require the exercise of your own best judgment given a particular set of circumstances.

If you have a doubt as to whether your actions comply with all applicable laws, ask yourself:

1.	Are my actions legal?

2.	Am I being honest?

3.	Will my action stand the test of time?

4.	How will I feel about myself afterward?

5.	How will it look in the newspaper?

6.	Will I sleep soundly tonight?

7.	What would I tell my child to do?

If you are still not sure what to do, ask… and keep asking until you are certain you are doing the right thing. If you are still in doubt as to what constitutes proper conduct, you should contact a member of the Corporate Assurance Committee or, if appropriate, the Chairman of the Audit Committee

Business Practices

Administration of Code

This Code is administered by The Corporate Assurance Committee, which has been charged with responsibility for monitoring performance under this Code of Business Ethics and Conduct, and for resolving concerns. The Director of this team reports to the Chairman of Watsco’s Board of Directors Audit Committee

and oversees a vigorous corporate wide effort to promote a positive, ethical work environment for all employees. Company employees are encouraged to seek guidance regarding the application or interpretation of this Code from any member of the Corporate Assurance Committee and are expected to cooperate fully in any investigation of any potential violation of this Code. Any employee who desires to report a possible violation of this Code should contact his or her supervisor, or if circumstances warrant, the Director of the Corporate Assurance Committee. In special circumstances, you may want to report a claim, to the Chairman of the Watsco Board Audit Committee for disposition. Any claim of a possible violation may be made anonymously if a claimant so desires, and all claimants shall be guaranteed confidentiality in the handling of the potential violation.

Your Responsibility to Report Violations

We are dedicated to providing a work environment in which employees are free to express concerns or report apparent violations without fear of retaliation. Watsco calls upon every employee to report any violation or apparent violation of the Code. You are encouraged to work with your supervisor in making a report.

If you make a report:

-	Reports will be handled as confidentially as possible. No employee will suffer indignity or retaliation because of a report he or she makes.

-	Your concerns will be seriously addressed and, if not resolved at the time you call, you will be informed of the outcome.

-	You need not identify yourself.

-	Remember there is never a penalty for making a proper report of an ethics violation. People in a position of authority cannot stop you; if they try, they are subject to disciplinary action up to and including dismissal.

Corporate Assurance Committee

The current members of the Corporate Assurance Committee are as follows:

Barry S. Logan, Director	Watsco Vice president—Finance
Ana M. Menendez	Watsco Treasurer
Doris Zulueta	Watsco Controller

Making A Confidential Direct Report to the Corporate Assurance Team

Call	1-866-492-5800
Fax	775-908-6955
Write	Director
Corporate Assurance Team
2665 South Bayshore Dr.
Suite 901
Coconut Grove, FL 33133
E-mail	confidentialemail@watsco.com

Making A Confidential Report to the Chairman of the Watsco Audit Committee

Call	727-421-6912
Write	Paul F. Manley
Audit Committee Chairman
Watsco, Inc
2665 South Bayshore Dr.
Suite 901
Coconut grove, FL 33133
E-mail	Watscoauditchrmn @ aol.com

Abuse of The System

You must make a good faith report. Unfortunately, a program like this can be abused. From time to time, an employee may attempt to harm or slander another employee by false accusation, malicious rumors, or other irresponsible actions. Such attempts or any misuse of this system for reporting employee concerns will be subject to discipline.

Gifts/Bribes/Political Contributions

You may accept gifts, meals, or attend entertainment events if minor in value and a common courtesy associated with normal business relationships. You should not accept any gift or favor that commits you or Watsco to a business obligation, or which appears lavish or improper. You should not seek to gain special advantage for Watsco or yourself through the use of business gifts, favors, or entertainment if it could create even the appearance of impropriety.

A bribe is the offering or giving of something of value in exchange for a decision or action that, except for the bribe, would not have been made or not made in the same amount or manner. You should not give or take bribes, kickbacks, gratuities, or any other illegal payments in exchange for favorable treatment.

All employees who come in contact with government officials — domestic or foreign — must maintain the highest professional standards. Never offer anything of value to such officials to obtain a particular result for the Company. Federal law — The Foreign Corrupt Practices Act — deals specifically with U.S. companies operating in foreign countries.

Funds or assets of the Company, with the approval of the Watsco, Inc CEO, may be used for federal, state or local political campaign contributions only if in compliance with statutory guidelines. These guidelines cover not only direct contributions but also indirect assistance or support of candidates or political parties through purchase of tickets to special lunches or dinners or other fund raising events or the furnishing of any other goods or services to candidates, political parties or committees.

Confidentiality of Information

Company employees must, at all times, both while employed and thereafter, keep in confidence all non-public information of or about the Company. Confidential information refers to information of a confidential or proprietary nature related to the Company, its business, its’ customers or vendors and their businesses which was gained as a result of the individual’s position as an employee of Watsco. Such information includes, for example, trade secrets, processes, data, know-how, improvements, techniques, business forecasts, plans and strategies. Confidential information must not be disclosed to anyone outside the Company, except to a person authorized by the Company to receive that information. Even within the Company, you should only disclose or discuss confidential information, especially financial information, with those employees who have a valid need to know. Keep documents and computers protected and secure.

Equal Employment Opportunity and Harassment Policies

It is our policy to employ, retain, promote, terminate and otherwise treat any and all employees and job applicants on the basis of merit, qualifications and competence. No persons shall be illegally discriminated against with respect to the terms of employment due to age, color, race, religion, disability, sex or national origin. No person shall be sexually harassed in the workplace.

Insider Trading

The Company, the New York Stock Exchange and the Securities and Exchange Commission (“SEC”) all have policies forbidding “insider trading”. Insider trading is a serious crime. The offense occurs when a person buys or sells securities of a publicly held company, such as Watsco, while in the possession of material non-public information about that company or when an employee “tips” or discloses to someone else material, non-public information about that company. Insider trading or the disclosure of confidential information which results in an individual trading on insider information can lead to an investigation by the SEC and tarnish the Company’s reputation. It may also subject the individuals involved to significant penalties.

Integrity of Records and Accounting Practices

All Company business transactions must be properly authorized and be accurately recorded and described in the Company’s books and records in accordance with generally accepted accounting principles and established Company financial policy. Compliance with accounting procedures and internal control procedures is required at all times. Company employees should never participate in the misstatement of the Company’s financial statements and no circumstances ever exist to justify the maintenance of “off the books” accounts to facilitate questionable or illegal payments or transactions.

No employee should make a false or misleading statement to the Company’s independent auditors or internal auditors, nor should any employee conceal or fail to reveal any information necessary to make the statements made to such auditors not misleading.

Occupational Safety

The Company expects employees to comply with all safety and health requirements, federal, state, and local, as well as any Company policies with respect to health and safety in the workplace. All employees should immediately report unsafe working conditions or any accidents, no matter how minor the accidents appear, to their supervisor.

Fair Dealing

Every employee should endeavor to deal fairly with the Company’s customers, suppliers, competitors and employees. No employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice.

External Communications

All external communications, including media inquiries, but excluding normal course of business activities, that make reference to Watsco, Inc. or that might be considered “inside information” (e.g., significant information regarding the operations or financial results of the Company or its’ subsidiaries must be reviewed and approved by the Watsco Chief Financial Officer prior to publication. Such communications include press releases, videos and any external communications produced by one Watsco business unit that refers to any other Watsco business unit.

Personal Practices

Company Property, Security, Privacy and Searches

Watsco reserves the right, at all times, and without prior notice, to inspect and search any and all Watsco property for the purpose of determining whether this policy or any other Watsco policy has been violated or for the purpose of promoting safety in the workplace or compliance with state and federal laws. Such inspections and searches may be conducted during or after business hours and in or outside of your presence. Employees should not have an expectation of privacy as to any information or files maintained in or on Watsco’s property or transmitted or stored in or through Watsco’s voice mail, e-mail, computers or other technical resources.

Conflicts of Interest

It is the Company’s policy that every employee must avoid any interest, activity or relationship that conflicts or appears to conflict with the Company’s interest. Employees owe a duty of loyalty to the Company and should take care to avoid situations in which there is even the appearance of actions for reasons other than the benefit of the Company. Personal interests must not conflict with Company interests.

Here are some ways a conflict of interest could arise:

—	Employment by a competitor, supplier or related business, or other relationship that might be opposed to the interest of Watsco, while employed by Watsco

—	Placement of business with a firm owned or controlled by an employee or his or her family

—	Ownership of, or substantial interest in, a company that is a competitor or supplier

—	Acting as a paid consultant to a Watsco customer or supplier

—	Transactions with the Company that are outside the customary employment relationship

Compliance With Anti-Trust Laws

Watsco and all employees must strictly comply with state and federal Anti-Trust laws. These laws prohibit agreements or understandings among competitors to fix or control prices; to boycott specified suppliers or customers; to allocate products, territories, or markets; or to limit the production or sale of products or product lines.

Such agreements are against public policy, and against Watsco policy. No employee should engage in discussions of such matters with representatives of other companies. You should report to the Director of Corporate Assurance any instance in which other companies initiate such discussions.

Drug, Alcohol, and Other Prohibited Items Policy

The Company prohibits the use, possession, distribution, manufacture or transportation on Company property, or on Company business or during working hours by employees or others of the following:

—	Illegal drugs

—	Equipment and paraphernalia relating to illegal drugs

—	Prescription drugs in the possession of anyone other than the person for whom they were prescribed by a licensed physician

—	Alcoholic beverages, except as specifically authorized for Company functions

In addition, the Company prohibits employees from being under the influence of illegal drugs or alcohol on Company property or during working hours, as well as the use, possession, distribution, manufacture and transportation of illegal drugs off Company property that adversely affects the individual’s work performance, the individual’s or others safety at work or the Company’s reputation in the community.

Internet and E-mail Personal Usage Policy

All Company employees have the responsibility to use computer resources in an efficient, moral, ethical and lawful manner. All Internet/Intranet data that is composed, transmitted or received via Company communication systems is considered to be part of the official records of the Company and is subject to disclosure to law enforcement officials and other third parties. The Company has the right to monitor any and all aspects of its computer systems (includes portable computers owned or purchased by the Company), including employee electronic messaging, to ensure compliance with this policy. Employees should not have an expectation of privacy in anything they create, send or receive via the Company’s electronic communications systems.

Sale of Non Watsco Products on Company Property

Employees may not sell non-Watsco products on Company property at any time unless they have permission from an authorized officer of their business unit.

Use of Company and Personal Vehicles

Watsco expects all of its’ employees to operate motor vehicles safely and to adhere to all applicable driving laws and regulations when on Company business.

Weapons

The Company prohibits all persons who enter Company property from carrying a handgun, firearm, or lethal weapon of any kind onto the property regardless of whether the person is licensed to carry the weapon. This policy applies to all Company employees, contract and temporary employees, vendors, visitors and customers on Company property. The only exceptions to this policy are police officers or security guards and other persons who have been given prior written consent by the Company to carry a weapon on the property. In addition, all employees are prohibited from carrying a weapon while performing any task on behalf of the Company or while attending any Company-sponsored functions.

Disposition of Claims

Appropriate personnel will investigate all claims of violations of this Code. A determination that an employee has violated this Code will subject the employee to appropriate discipline, including dismissal. However, the Code does not set forth all of the reasons or situations in which employees may be disciplined.

Code Modifications and Prevalence

This Code of Conduct supersedes all prior employee codes of conduct and is not an employment contract. The Company may modify this Code of Conduct at any time it deems appropriate. Individual business units may have policies and procedures handbooks and individual codes of conduct, which supplement this Code of Conduct from time to time, but to the extent of any conflict between this Code and such supplements, the terms of this Code will prevail.

CODE OF CONDUCT FOR SENIOR EXECUTIVES

OCTOBER, 2002

Introduction	3
Definition of Senior Executives Covered	3
Policy Statement	3
Integrity	3

Business Practices	4
Administration of Code of Conduct	4
Annual Questionnaire	4
Your Responsibility to Report Violations	4
Abuse of the System	5
Making a Direct Report	5
Gifts and Bribes	5
Insider Trading and “Blackout” Periods	5
Integrity of Records and Accounting Practices	6

Disposition of Claims	6

Exhibit A—Security Trading Guidelines	7-11

SENIOR EXECUTIVE CODE OF CONDUCT

Introduction

This document is the Senior Executive Code of Conduct (the “Code of Conduct”) for Watsco’s directors, executive officers and other identified employees of Watsco and its subsidiaries. It is designed to reaffirm and further implement Watsco’s standing policy of strict observance of all laws and ethical standards. This Code of Conduct is intended to influence how each senior executive operates in the work place and to identify areas where, if additional guidance is needed, such guidance can be received. Compliance with this Code of Conduct is subject to no waivers or exceptions in the name of competitive or commercial demands, social traditions, or other local exigencies. Any waivers shall be made in writing and only by the Audit Committee acting as a whole. Any such waivers shall be reported to the Board at the next scheduled Board meeting. Watsco is a publicly held company and, as such, may be required to publicly report violations an/or waivers of violations of this Code of Conduct.

Definition of Senior Executives Covered

In this Code of Conduct, Senior Executives are defined as Watsco’s Directors, the Watsco President/CEO, Executive Vice President, Chief Financial Officer, Treasurer, Controller, Head of Internal Audit as well as each President and Chief Financial Officer at Watsco’s operating subsidiaries and any other positions identified by the Audit Committee.

Policy Statement

It is the policy of the Company to conduct its business in accordance with all applicable laws, rules and regulations (“laws”) of the jurisdictions in which such business is conducted and to do so with complete honesty and integrity and in accordance with the highest moral and ethical standards.

Integrity

Watsco strives to achieve and maintain the highest ethical standards in all of its actions. This manner of operation has earned Watsco a reputation as an honest and ethical organization. It is Watsco’s objective to assure that all employees, especially Senior Executives, continue to uphold its standards. All Senior Executives, therefore, need to be familiar with and strictly adhere to this Code of Conduct as well as Watsco’s separately published Employee Code of Business Ethics and Conduct (the “Employee Code”).

The basis of all of our business dealings must be honesty and integrity. We must continue to conduct our business in accordance with both the letter and the spirit of all applicable laws. It is the personal responsibility of all Senior Executives to acquaint themselves with the legal and policy standards and restrictions applicable to their assigned duties and responsibilities and to conduct themselves accordingly.

Senior Executives are always expected to comply with all applicable laws, rules and regulations. In the Code of Conduct we cite several areas where our policies are clear and Senior Executives are expected to comply fully with such policies. It is not possible, however, to list all of the various situations in which questions of conduct might arise. Business conduct can be subjective. Some issues will require the exercise of your own best judgment given a particular set of circumstances.

If you have doubt as to whether your actions comply with all applicable laws, ask yourself:

1.	Are my actions legal?

2.	Am I being honest?

3.	Will my action stand the test of time?

4.	How will I feel about myself afterward?

5.	How will it look in the newspaper?

5.	Will I sleep soundly tonight?

6.	What would I tell my child to do?

If you are still not sure what to do, ask  .  .  .  and keep asking until you are certain you are doing the right thing. If you are still in doubt as to what constitutes proper conduct, you should contact the Chairman of the Watsco Audit Committee or his designee.

Business Practices

Administration of Code of Conduct

This Code of Conduct is administered by Watsco’s Audit Committee, which has been charged with responsibility for monitoring performance under this program and for resolving concerns. Company Senior Executives are encouraged to seek guidance regarding the application or interpretation of this Code of Conduct from the Watsco Chief Financial Officer (“CFO”.) Senior Executives are expected to cooperate fully in any investigation of any potential violation of this Code of Conduct.

Annual Questionnaire

Each year, you will be asked to acknowledge that you have read or re-read this Code of Conduct, understand it and that you will report any violations or apparent violations of which you are aware.

Your responsibility to Report Violations

Watsco calls upon every Senior Executive to report any violation or apparent violation of the Code of Conduct. You are encouraged to work with the Watsco Chief Financial Officer (“CFO”) in making a report. The CFO will contact the Chairman of the Audit Committee or his designee. If you feel that it is not appropriate to report your concern to the CFO, you may also report a violation directly to the Chairman of the Audit Committee or his designee.

If you make a report:

—	Reports will be handled as confidentially as possible. No individual will suffer indignity or retaliation because of a report he or she makes.

—	Your concerns will be seriously addressed and, if not resolved at the time you call, you will be informed of the outcome.

—	Remember there is never a penalty for making a proper report of a Code of Conduct violation. People in a position of authority cannot stop you; if they try, they are subject to disciplinary action up to and including dismissal.

Abuse of the System

You must make a good faith report. Unfortunately, a program like this can be abused. From time to time, an individual may attempt to harm or slander another individual by false accusation, malicious rumors, or other irresponsible actions. Such attempts or any misuse of this system for reporting employee concerns will be subject to disciplinary action.

Making a Direct Report

Call	Paul F. Manley, Chairman of the Watsco Audit Committee 727-421-6912
E-mail	paulmanley@aol.com

Gifts and Bribes

You may accept gifts, meals, or attend entertainment events if minor in value and a common courtesy associated with normal business relationships. You should not accept any gift or favor that commits you or Watsco to a business obligation, or which appears lavish or improper. You should not seek to gain special advantage for Watsco or yourself through the use of business gifts, favors, or entertainment if it could create even the appearance of impropriety.

A bribe is the offering or giving of something of value in exchange for a decision or action that, except for the bribe, would not have been made or not made in the same amount or manner. You should not give or take bribes, kickbacks, gratuities, or any other illegal payments in exchange for favorable treatment.

All Senior Executives who come in contact with government officials—domestic or foreign—must maintain the highest professional standards. Never offer anything of value to such officials to obtain a particular result for the Company. Federal law—The Foreign Corrupt Practices Act—deals specifically with U.S. companies operating in foreign countries.

Insider Trading and “Blackout” Periods

The Company, the Stock Exchanges and the Securities and Exchange Commission (“SEC”) all have policies forbidding “insider trading”. Insider trading is a serious crime. The offense occurs when a person buys or sells securities of a publicly held company, such as Watsco, while in the possession of material non-public information about that Company or when an employee “tips” or discloses to someone else material, non-public information about that Company. In addition, the recently passed Sarbanes-Oxley Act of 2002 prohibits certain insiders from trading certain equity securities of the Company during employee “blackout” periods. This Act contains severe penalties for sales during such blackout periods.

Because this area has complex rules, Watsco has developed “Securities Trading Guidelines” which are reproduced as “Exhibit A” to this Code. Be sure to read Exhibit A closely.

Integrity of Records and Accounting Practices

It is understood that it is the responsibility of every Watsco Senior Executive to do his or her best to assure that the Company has only full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company.

In addition, because of your position, it may be your special obligation to assure that all business transactions are properly authorized and accurately recorded and described on the Company’s books and records in accordance with generally accepted accounting principles and established Company financial policy. Compliance with accounting procedures and internal control procedures is required at all times. Senior Executives should never participate in the misstatement of the Company’s financial statements and no circumstances ever exist to justify the maintenance of “off the books” accounts to facilitate questionable or illegal payments or transactions.

No Senior Executives shall make a false or misleading statement to the Company’s independent auditors or internal auditors, nor shall any Senior Executive conceal or fail to reveal any information necessary to make the statements made to such auditors not misleading.

Every Watsco Senior Executive shall do his or her best to assure only fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications by the Company.

Disposition of Claims

Appropriate personnel will investigate all claims of violations of this Code of Conduct. A determination that an individual has violated this Code of Conduct will subject the individual to appropriate discipline, including dismissal. However, the Code of Conduct does not set forth all of the reasons or situations in which individual may be disciplined.

This Code of Conduct supersedes all prior Codes of Conduct for Senior Executives and is not an employment contract. The Company may modify this Code of Conduct at any time it deems appropriate. Watsco has separately published an Employee Code of Business Ethics and Conduct that also governs you and all other employees. Operating subsidiaries may supplement either code of conduct from time to time but to the extent of any conflict between this Code of Conduct, the Employee Code and such supplements, the terms of this Code of Conduct, followed by the Employee Code, will prevail.

EXHIBIT A

WATSCO, INC.

SECURITIES TRADING GUIDELINES

A.    OBJECTIVE.

Purchases or sales of Watsco, Inc.’s (the “Company”) Common Stock or Class B Common Stock by insiders at a time when there is material information about the Company which is not generally known to the investing public may result in violations of the anti-fraud and anti-manipulative provisions of the federal securities laws and related rules of the Securities and Exchange Commission (“SEC”). Although the operation and impact of these laws and rules are extensive and not addressed in detail in these guidelines, they generally require that, at the time of any such transactions by an insider in either the Company’s Common Stock or Class B Common Stock, there must have been full public disclosure of material facts not generally known to the public and a reasonable period of time for dissemination and evaluation of those facts.

In these Guidelines, the Company’s common stock and Class B Common Stock are collectively referred to as “Company Securities”. Please refer to Section C (Definitions) below for the definitions of other terms used in these Guidelines.

The constraints imposed by these laws and rules on insider trading apply equally to insiders who provide trading “tips” to other persons. Improper disclosure of non-public material information to any person who trades in Company Securities (often referred to as “tipping”) constitutes a violation of the insider trading laws and a violation of these Guidelines. If you disclose or discuss information regarding the Company, you may be held responsible for the unlawful trading activity of the person or persons receiving the information from you (the so-called “tippee”) and even by persons who receive the information from your tippee. In addition, anyone who receives confidential information from an insider in violation of the insider’s fiduciary duty also becomes an insider and must refrain from trading. This means you cannot provide confidential information to anyone.

Transactions in violation of these laws or rules may result in you becoming subject to personal liability for damages in an action brought by the injured purchaser or seller, an injunction and disgorgement of profits in an SEC enforcement proceeding or, in certain cases, criminal proceedings that could result in penalties, imprisonment, or both. The civil and criminal penalties for insider trading are severe and are designed to make an example to prevent others from taking such action. For example, a gain of a few thousand dollars could result in a $1 million penalty. In addition, the Company could be required to pay substantial fines for insider trading by its insiders.

Since it is likely that there will always be information about the Company that is not generally known to the public, the result is that no trading in Company Securities by insiders is ever entirely free from risk under the anti-fraud rules. Under these circumstances, it is as important to avoid the appearance of impropriety, as it is to avoid impropriety itself. Remember, your conduct will be judged with 20-20 hindsight. Accordingly, when in doubt as to a particular item of information, always presume it to be material and not to have been disclosed to the public.

U.S. federal law also prohibits officers and directors from selling short Company Securities. Because short sales represent a bet that the price of Company Securities will decline, these Guidelines prohibit all insiders from shorting Company Securities.

Our Guidelines also prohibit insiders from engaging in any transaction in derivative securities involving Company Securities, since such speculation can harm the Company by sending inappropriate or potentially misleading signals to the market. This prohibition applies to all types of derivative securities (other than, in most instances, the exercise of employee stock options, which is discussed below).

In an effort to prevent transactions that violate the insider trading laws, the Company has adopted the following guidelines for trading in Company Securities. These guidelines are applicable to all directors, executive officers, key employees and other insiders. VIOLATION OF THESE GUIDELINES BY ANY EMPLOYEE IS GROUNDS FOR DISCIPLINARY ACTION, WHICH MAY INCLUDE IMMEDIATE DISMISSAL FROM EMPLOYMENT. FURTHER, THE BOARD MAY ALSO DETERMINE APPROPRIATE ACTION AGAINST ANY DIRECTOR THAT VIOLATES THESE GUIDELINES.

B.    POLICY AND PROCEDURE.

1.    Section 16 and Rule 144.    The trading prohibitionsand restrictions set forth in this policy will be superceded by any greater prohibitions or restrictions prescribed by federal or state securities laws and regulations, e.g. short swing trading by section 16 individuals or restrictions on the sale of securities subject to Rule 144 under the Securities Act of 1933.

2.    No Trading While in Possession of Material, Non-public Information.    No director, executive officer, key employee or other insider may trade in Company Securities during any period of time in which such person has knowledge of material non-public information about the Company. (If there is any question whether information is material and non-public, this matter should be discussed with the Company’s legal counsel, or Barry Logan, the Company’s CFO). In most cases, insiders should refrain from trading until the second business day after the Company publicly releases information (for example, if the Company make a public release of information when the market opens on Thursday morning, no trades should be made until the market opens on the following Monday morning, or the next trading day if Monday is a holiday). The CFO or his designee must approve any trading in Company Securities by an insider at least 48 hours in advance.

In addition, it is the policy of the Company that no director, officer or other employee of the Company who, in the course of working for the Company, learns of material nonpublic information about a company with which the Company does business, including a customer or supplier of the Company, may trade in that company’s securities until the information becomes public or is no longer material.

Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are not exempted from the policy. The securities laws do not recognize such mitigating circumstances, and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct.

3.    Trading Permitted Only During Certain Periods.    No director, executive officer, key employee or other insider may trade in Company Securities during the period beginning one week before the end of each fiscal quarter and ending on the second business day after the date upon which the Company’s earnings for that fiscal quarter (or in the case of the Company’s last fiscal quarter, earnings for the entire fiscal year) have been publicly announced. This policy is based on the presumption that, during these blackout periods, Company insiders will have access to the quarter’s (or full fiscal year’s) results, which are deemed material non-public information until they are disseminated into the marketplace. However, a person’s ability to trade in Company

Securities at times other than during the blackout periods is subject, at all times, to the other paragraphs of this Section B (e.g., trades in Company Securities at any time are not permitted if the person involved in the trade otherwise possesses material non-public information).

4.    Confidentiality.    Unauthorized disclosure of internal information about the Company is prohibited, whether or not for the purpose of facilitating trading in Company Securities. Company personnel should not discuss internal Company matters or developments with anyone outside of the Company, except as required in the performance of regular corporate duties as authorized by the Company’s Board of Directors, the CEO or CFO. Until further notice, Watsco has determined that only the Company’s CEO and CFO may communicate on behalf of the Company with the financial press, investment analysts or others in the financial community or other persons associated with the press or media, any outside professionals, consultants or advisors, including financial advisors, or the Company’s security holders. Unless you are expressly authorized to the contrary, if you receive any inquiries of this nature, you should decline comment and refer the inquirer to one of these individuals. Nothing in this policy shall prohibit Board committees and committee members from performing the duties defined in their respective committee charters.

5.    Tipping.    In addition to your obligation to maintain the strict confidentiality of material non-public information regarding the Company and to refrain from trading while in the possession of such information, you must take the utmost of care not to discuss any such information with family members, friends, colleagues or others who might trade in Company Securities based upon such information.

6.    Short Sales and Derivative Securities Trades are Prohibited.    In no event should any insider sell Company Securities “short” (a sale in which the seller does not own the subject Company Securities at the time) or “short against the box” (a seller owns but does not plan to deliver it currently), nor should he or she trade in derivative securities to buy or sell Company Securities.

7.    Stock Option Exercises.    In general, the Company’s insider trading policy does not apply to the exercise of an employee stock option, or to the exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares subject to an option to satisfy tax-withholding requirements. The policy does apply, however, to any sale of stock as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option.

8.    No Trades During Designated Prohibited Trading Periods.    Under certain circumstances, the Company may determine that all trading by insiders must be prohibited for a specified period of time. If the Company’s CEO or CFO designates any period of time as a “prohibited trading period,” no insider may trade in Company Securities during the designated prohibited trading period, whether or not such person possesses any material non-public information about the Company.

9.    Advance Notification; Form 4.    In order to prevent inadvertent violations and avoid the appearance of an improper transaction (which could result, for example, where a director or an officer engages in a trade while unaware of a pending major development), as indicated above in Section 1, an insider must have any trading in Company Securities approved at least 48 hours in advance by Barry Logan or his designee. In addition, as required by the rules and regulations of the SEC, each insider who is required to file a Form 4 with the SEC as a consequence of trading in the Company’s common stock and/or warrants must simultaneously deliver a copy of such Form 4 to Barry Logan or his designee. The Company adopted procedures, effective August 29, 2002, to address the two-day filing requirement for Form 4 filings contained in the Sarbanes-Oxley Act of 2002.

C.    DEFINITIONS.

As used in these Guidelines:

1.    “derivative securities” means any put option, call option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to one or more Company Securities, or any contractual arrangement that transfers all or a portion of the economic consequences associated with the ownership of one or more Company Securities.

2.    “director” of the Company means an individual serving as a member of the Company’s Board of Directors or any of its subsidiaries. In addition, an individual who is a former director of the Company’s Board of Directors or any of its subsidiaries shall be deemed to be a director for a period of 90 days following the date of cessation as a director.

3.    “employee” means all full-time and part-time employees of the Company or any subsidiary.

4.    “executive officer” of the Company means the Company’s chief executive, president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any Vice President of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any officer who performs policy-making functions, any other person who performs similar policy-making functions for the Company or has been designated as an officer by the Company’s Board of Directors or the Head of Internal Audit. Officers of the Company’s subsidiaries shall be deemed officers of the Company if they perform policy-making functions. In addition, an individual who is a former officer shall be deemed to be an officer for a period of 90 days following the date of cessation as an officer.

5.    “insider” means directors, executive officers and other key employees of the Company or any subsidiary, including any entity (e.g., corporation, partnership or limited liability company) of which or in which any such person exercises control or has a financial interest, and all other persons who from time to time possess material non-public information concerning the Company, as well as any member of such person’s immediate family (parents, siblings and children) and any other family members sharing the same house of such person.

6.    “material non-public information” is information, positive or negative, that is not known to the general public and is likely to influence a typical investor’s decision to buy, sell or hold Company Securities. Material non-public information can include information that something is likely to happen — or just that it might happen. The following types of information are particularly sensitive and, as a general rule, should be considered material, although this list is not exclusive:

—	Confirmations of current earnings or margins

—	Projections of future earnings or losses, margins or other earnings

—	Earnings that are inconsistent with the consensus expectations of the investment community

—	Sales information

—	Senior management changes

—	Merger, acquisition or change of control of the Company

—	Public or private sale of securities

—	Change in dividend policy

—	Gain or loss of a significant customer

—	Plans for a substantial capital investment

—	Purchase or sale of a significant asset

—	Discontinuances of existing products

—	Major new product or service announcements

—	Important pricing changes

—	Significant write-offs or increases in reserves

—	Significant labor dispute

—	Significant litigation, disputes or injunctions

—	Delays in product development or problems with quality control

—	A stock split or other recapitalization

—	A redemption or purchase by the Company of Company Securities

—	Any other information that is likely to have a significant impact on the Company’s financial results or the price of Company Securities

7.    “trade” or “trading” means any purchase from or sale to any party other than the Company.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

PROXY FOR COMMON STOCK

2003 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON

BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, the proxy and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”), the undersigned is entitled to vote at the 2003 Annual Meeting of Shareholders of the Company to be held at the Four Seasons Hotel, 200 Boylston Street, Boston, Massachusetts, 02116 on Tuesday, June 3, 2003, at 9:00 a.m. local time, and at any and all adjournments thereof, on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

The undersigned hereby instructs said proxies or their substitutes:

(1) FOR ☐	WITHHOLD VOTE ☐

to elect Frederick H. Joseph as a common stock director to serve until the Annual Meeting of Shareholders in 2004, to elect Sherwood M. Weiser as a common stock director to serve until the Annual Meeting of Shareholders in 2005 and to elect Victor Lopez as a common stock director to serve until the Annual Meeting of Shareholders in 2006 or until their successors are duly elected and qualified, except vote withheld from the following nominee(s)                                                                           (if any).

(2)	In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(see reverse side)

(continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2002 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 30, 2003.

Date: , 2003

Please sign exactly as your name appears hereon. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed in full corporate or partnership name by a duly authorized officer or partner as applicable. No postage is required if mailed within the United States.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

PROXY FOR CLASS B COMMON STOCK

2003 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON

BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, the proxy and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of Class B common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”), the undersigned is entitled to vote at the 2003 Annual Meeting of Shareholders of the Company to be held at the Four Seasons Hotel, 200 Boylston Street, Boston, Massachusetts, 02116 on Tuesday, June 3, 2003, at 9:00 a.m. local time, and at any and all adjournments thereof, on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

The undersigned hereby instructs said proxies or their substitutes:

(1) FOR ☐	WITHHOLD VOTE ☐

to elect William E. Graham as Class B common stock director to serve until the Annual Meeting of Shareholders in 2004 and to elect Paul F. Manley and Roberto Motta as Class B common stock directors to serve until the Annual Meeting of Shareholders in 2006 or until their successors are duly elected and qualified, except vote withheld from the following nominee(s)                                                                                   (if any).

(2)	In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(see reverse side)

(continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2002 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 30, 2003.

Date: , 2003

Please sign exactly as your name appears hereon. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed in full corporate or partnership name by a duly authorized officer or partner as applicable. No postage is required if mailed within the United States.